EXHIBIT 10.1
FIRST AMENDMENT TO
AMERICAN PACIFIC CORPORATION
DEFINED BENEFIT PENSION PLAN
The American Pacific Corporation Defined Benefit Pension Plan is hereby amended as follows:
1.	Section 1.01 is amended to add the following language to the end thereof effective June 30, 2010:

Effective June 30, 2010, the Accrued Benefit of each Participant who terminates employment, whether before or after June 30, 2010, and is rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the American Pacific Corporation Policies and Procedures, more than one year after the date of layoff or termination shall be frozen as of his or her termination of employment or layoff and shall not increase or decrease as the result of additional years of Benefit Service, increases or decreases in Final Average Compensation or Covered Compensation or for any other reason.
2.	Section 2.01 is amended to add the following language to the end thereof effective June 30, 2010:

Participation in the Plan shall be frozen effective June 30, 2010 for individuals who are not active employees on that date and who are hired or rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the American Pacific Corporation Policies and Procedures, more than one year after the date of layoff or termination.

No additional Employee hired or rehired after June 30, 2010 shall become a Participant in the Plan.
3.	Section 1.06 is amended to read as follows effective October 1, 2008:

1.06
Applicable Interest Rate means the interest rate prescribed under Code section 417(e)(3)(C) (as it reads effective on and after the first day of the 2008 Plan Year) as in effect for the second calendar month preceding the Plan Year in which falls the Annuity Starting Date for the distribution.

4.	Section 1.07 is amended to read as follows effective October 1, 2008:

1.07	Applicable Mortality Table means the mortality table prescribed under Code section 417(e)(3)(B) (as it reads effective on and after the first day of the 2008 Plan Year).

5.	Section 5.03(b) is amended to read as follows effective October 1, 2007:
(b)
No less than thirty (30) days and no more than ninety (90) days before the Annuity Starting Date, the Plan Administrator shall provide a Participant with a written explanation in nontechnical language, of the terms and conditions of: (1) the Qualified Joint and Survivor Annuity, (2) his right to elect to waive the benefit and the effect of such election, (3) the rights of the Participant’s Spouse with respect to such election, (4) the right to make and effect of, a revocation of a previous election, (5) the relative values of the various forms of benefit under the Plan, and (6) the consequences of failing to defer receipt of a distribution.

6.	Section 3.04 is amended to add the following to the end thereof effective June 30, 2010:

Notwithstanding the foregoing, effective June 30, 2010, the Disability Retirement Benefit of each Participant who terminates employment, whether before or after June 30, 2010, and is rehired:
(a)	after June 30, 2010 and

(b)
more than 60 days after the original termination of employment or, in the case of a reduction in force, elimination of the Participant’s position or layoff and recall as defined in the American Pacific Corporation Policies and Procedures, more than one year after the date of layoff or termination shall be determined without regard to continued Benefit Service and Compensation described in subsections (a) and (b).
7.	Section 5.08 is amended to read as follows effective January 1, 2007:

5.08	Direct Rollover Distributions.
(a)
Direct Rollover Election. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of an Eligible Rollover Distribution to which he is otherwise entitled, paid directly to any one Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

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(b)	Definitions.
(1)
Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV); prior to January 1, 2002 the portion of any distribution that is not includible in gross income; and after December 31, 2001 the portion of any distribution that is not includible as gross income but only if the Plan fails to agree to separately account for such after-tax amounts and the earnings thereon.

(2)
Eligible Retirement Plan means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, an annuity contract described in section 403(b) of the Code, an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Section 401(a) of the Code, that accepts the Distributee’s Eligible Rollover Distribution.

Effective January 1, 2008, Eligible Retirement Plan shall also include a Roth IRA described in Code section 408A.

With respect to distributions not includible in gross income, Eligible Retirement Plan shall include only an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a defined contribution plan described in Code section 401(a) and on an after January 1, 2007, any qualified plan described in Code section 401(a) or annuity plan described in Code section 403(b).

The definition of Eligible Retirement Plan in this paragraph shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a

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qualified domestic relations order as defined in Code section 414(p). However, for the purpose of a distribution to a Distributee who is a non-Spouse beneficiary, Eligible Retirement Plan shall only include an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), or a Roth IRA described in Code section 408A (collectively, “IRA”) that is established on behalf of the non-Spouse Beneficiary and that will be treated as an inherited IRA pursuant to the provisions of Code sections 402(c)(11) and 408(d)(3)(C)(ii).

(3)
Distributee means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse. Notwithstanding any provision of this Section to the contrary, effective as of January 1, 2010, Distributee shall also include a non-Spouse Beneficiary of a deceased Participant.

(4)	Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.
8.	Section 10.01 is amended to read as follows effective October 1, 2007:

10.01
Amendment or Modification of the Plan. Except as provided herein, the Board reserves the right to amend or terminate this Plan at any time and in any manner. The Board may delegate this authority to any officer(s) of the Company. Any action by the Board shall be evidenced by a valid resolution. Any action by any officer(s) shall be evidenced by a valid officer’s certificate. The resolutions and officer’s certificates shall be attached to this Plan and considered a part hereof. No modification or amendment shall:

(a)	Cause or permit any portion of the funds or assets of the Plan to become the property of the Employer prior to the satisfaction of all liabilities of the Plan;

(b)	Increase the duties or responsibilities of the Trustee without its written consent;

(c)	Be effective to the extent that it may decrease the Accrued Benefit (as provided in Code Section 411(d)(6)) of any Participant, except as permitted pursuant to Section 412(d)(2) of the Code; or

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(d)	Become effective until set forth in a revised participation agreement executed by the Company if such amendment is made by any other Employer.
For purposes of this Section, a Plan amendment that has the effect of (a) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (b) eliminating an optional form, with respect to benefits attributable to service before the amendment shall be treated as reducing a Participant’s Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy. Notwithstanding the preceding, the Accrued Benefit of a Participant, early retirement benefit, retirement-type subsidy, or optional form of benefit may be reduced to the extent permitted under Code section 412(c)(8) (as it read before the first day of the 2008 Plan Year) or Code section 412(d)(2) (as it reads for Plan Years beginning on and after January 1, 2008), or to the extent permitted under the Sections 1.411(d)-3 and 1.411(d)-4 of the U. S. Treasury Department regulations.
If the Plan’s vesting schedule is changed as a result of an amendment, each Participant who has completed at least three (3) Years of Service may elect to continue to have his vested percentage computed in accordance with the vesting schedule in effect for that Participant prior to the amendment. This election may be made no earlier than the date the amendment is adopted and no later than the latest of the date that is sixty (60) days after the date: (i) the amendment is adopted; (ii) the amendment becomes effective; or (iii) the Participant is issued a written notice of the amendment by the Employer or Plan Administrator.
For each Participant who has completed fewer than three (3) Years of Service (i) the Vesting Percentage of his Accrued Benefit (accrued on and after the date of the Plan amendment) shall be computed in accordance with the vesting schedule as amended and (ii) the Vesting Percentage of his Accrued Benefit (accrued before the effective date of the amendment) shall not be less than the Vesting Percentage determined prior to the amendment.
9.	A new Section 11.10 is added to read as follows effective October 1, 2008:

11.10	Limitations Based on Funded Status of the Plan.

Notwithstanding any provision of the Plan to the contrary, the following provisions shall apply as required by Code section 436 effective for Plan Years beginning on or after January 1, 2008, except to the extent the exception under Code section 436(d)(4) applies:

(a)
In the event the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60 percent, benefit accruals shall cease during the period benefit accruals are restricted under the provisions of Code section

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436(e). However, in determining whether benefit accruals will cease under this subsection for calendar year 2009, the adjusted funding target attainment percentage for 2008 shall be substituted for the adjusted funding target attainment percentage for 2009 in the preceding sentence, if greater.

(b)
In the event the Plan’s adjusted funding target attainment percentage for a Plan Year falls below the threshold defined under Code section 436(d)(1) and/or (3), the Trustee shall, as directed by the Plan Administrator, cease payment of any prohibited payment during the period specified in, and to the extent necessary to comply with the provisions of Code section 436(d).

(c)
In no event shall a prohibited payment be paid during any period the Employer is a debtor in a case under Title 11, United States Code, or similar federal or state law, to the extent necessary to comply with the provisions of Code section 436(d)(2).

(d)
In no event shall an amendment that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable become effective during the period such amendment would violate the provisions of Code section 436(c).

(e)
If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code section 436(d)(1) or (2), the Participant or Beneficiary, as applicable, shall be eligible to elect another form of benefit available under the Plan or to defer payment to a later date (to the extent permitted under applicable qualification requirements).

(f)
If an optional form of benefit that is otherwise available under the terms of the Plan is not available because of the application of Code section 436(d)(3), a Participant or Beneficiary, as applicable, shall be eligible to defer his entire payment to a later date (to the extent permitted under applicable qualification requirements) or to bifurcate the benefit into unrestricted and restricted portions. If such Participant or Beneficiary elects to bifurcate the benefit, the Participant or Beneficiary shall be eligible to elect, with respect to the unrestricted portion of the benefit, any optional form otherwise available under the Plan with respect to the Participant’s or Beneficiary’s entire benefit and in such a case, if the Participant or Beneficiary elects payment of the unrestricted portion of the benefit in the form of a prohibited payment, the Participant or Beneficiary shall be eligible to elect:

(i)	to receive payment of the restricted portion of the benefit in any optional form of benefit under the Plan that is not a prohibited

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payment and that would have been permitted with respect to the Participant’s or Beneficiary’s entire benefit, or
(ii)
to defer commencement of the restricted portion of his benefit until the restrictions on prohibited payments lapse and receive said amount in any optional form of payment available under the Plan, but in either case only if the Plan Administrator has determined in a consistent and nondiscriminatory manner that Participants and Beneficiaries may defer only the restricted portion of his benefit. Such election shall be subject to any other applicable qualification requirements and shall be made in accordance with all Plan rules regarding elections of forms of benefit. The deferred commencement date of the restricted portion shall be treated as a new Annuity Starting Date.

For purposes of this Section, the terms “adjusted funding target attainment percentage,” “prohibited payment,” “unrestricted portion of the benefit,” and “restricted portion of the benefit” shall have the meanings given under Code section 436, the regulations thereunder, and any applicable Internal Revenue Service guidance.
In the event that the provisions of this Section 11.10 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.
10.	A new Section 11.11 is added to read as follows effective October 1, 2008:

11.11	Limitations on Unpredictable Contingent Event Benefit.

Notwithstanding any provision of the Plan to the contrary, with respect to Plan Years beginning on or after January 1, 2008, if a Participant or Beneficiary is entitled to an “unpredictable contingent event benefit” (as defined under Code section 436(b)) with respect to any event occurring during any Plan Year, such unpredictable contingent event benefit shall not be provided to such Participant or Beneficiary if the Plan’s adjusted funding target attainment percentage (as defined in Section 11.10) for such Plan Year is less than 60 percent or would be less than 60 percent taking into account such occurrence; provided, however, that such unpredictable contingent event benefit shall become payable if and when the Plan meets the exemption under Code section 436(b)(2).

In the event that the provisions of this Section 11.11 or any part thereof cease to be required by law as a result of subsequent legislation or otherwise, this Section or any applicable part thereof shall be ineffective without the necessity of further amendments to the Plan.

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11.	Section 12.08 is amended to add the following language to the end thereof effective January 1, 2007:

Effective for deaths on and after January 1, 2007, for purposes of determining Vesting Service or any other additional benefit (other than service used to determine the Participant’s Accrued Benefit) provided under the Plan, a Participant who dies while performing qualified military service (as defined in Code section 414(u)) shall be deemed to have resumed employment with the Employer on the day immediately preceding his death and to have terminated employment on account of his death.

IN WITNESS WHEREOF, American Pacific Corporation, Inc. has caused this instrument to be executed this 28th day of June, 2010.

American Pacific Corporation

ATTEST: (SEAL)	By:	/s/ JOSEPH CARLEONE

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